23.2     Consent of Weed & Co. LLP


                                 WEED & CO. LLP
     4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA  92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                December 3, 2002

Board of Directors
National Beauty Corp.
4810 West Commercial Blvd.
Ft. Lauderdale, Florida 33319

RE: Consent

Greetings:

We hereby consent to the use of our opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 4,000,000 units, each unit consisting of one share of the Company's common stock and one warrant exercisable to purchase one share of common stock to be sold by the Company, and 1,450,000 shares of common stock to be sold by selling stockholders of the Company upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2 and amendments thereto, (the "Registration Statement") and as an exhibit to the Registration Statement. We further consent to the use of our name in the Company's Registration Statement.

     Very truly yours,


     /s/Weed & Co. LLP
     -----------------
     Weed & Co. LLP